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                                   EXHIBIT 5

                       Opinion of Ray, Quinney & Nebeker.



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                             RAY, QUINNEY & NEBEKER

                            PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW

                              700 Deseret Building
                              79 South Main Street
                           Salt Lake City, Utah 84111

                            Facsimile: (801) 323-3630
                            Telephone: (801) 323-3359

A. ROBERT THORUP

                                                    May 3, 1996

First Security Corporation
Suite 200
79 South Main Street
Salt Lake City, Utah  84111

Gentlemen:

                  At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement") relating to the registration and sale from time to time by you of up to an aggregate of $600,000,000 of (i) one or more series of shares of preferred stock, no par value (the "Preferred Stock"),
(ii) depositary shares representing fractional interests in the Preferred Stock (the "Depositary Shares"), (iii) common stock, $1.25 par value (the "Common Stock"), (iv) debt securities (the "Debt Securities"), and (v) warrants to purchase Preferred Stock, Common Stock or Debt Securities (the "Warrants" and collectively with the Preferred Stock, the Depositary Shares, the Common Stock and the Debt Securities, the "Securities"). We have examined the proceedings heretofore taken and are familiar with the procedures proposed to be taken by you in connection with the authorization, issuance and sale of the Securities. Capitalized terms used but not otherwise defined herein shall have the same meanings ascribed to them in the Registration Statement.

                  Subject to (i) the proposed additional proceedings being taken as now contemplated by us as your counsel prior to the issuance of any of the Securities, (ii) the terms of the Securities being otherwise in compliance with then applicable law, (iii) the effectiveness of the Registration Statement under the Securities Act of 1933, as amended, (iv) the due authorization, approval and filing by you of the Certificate of Designation(s) setting forth the terms of the Preferred Stock, (v) the due authorization, execution and delivery of the Indenture pursuant to which Debt Securities are to be issued, (vii) the due execution, registration and delivery of the certificate or certificates evidencing the Securities, (viii) the appropriate officers and/or directors having taken all necessary action to approve the specific terms of the Securities to be issued, we are of the opinion that:

                  1. The Preferred Stock to be issued by you, including the Preferred Stock represented by the Depositary Shares and the Preferred Stock issued upon exercise of any Warrants issued under the Registration Statement, will be, when issued and paid for in the manner specified by the Registration Statement and the exhibits thereto, legally issued, fully paid and non-assessable;


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                  2. The Depositary Shares to be issued by you will be, when issued and paid for in the manner specified by the Registration Statement and the exhibits thereto, legally issued, fully paid and non-assessable;

                  3. The Common Stock to be issued by you, including any Common Stock that may be issuable pursuant to the conversion of any Preferred Stock or Debt Securities or upon exercise of any Warrants, will be, when issued and paid for in the manner specified by the Registration Statement and the exhibits thereto, legally issued, fully paid and non-assessable;

                  4. The Debt Securities to be issued by you, including Debt Securities issued upon exercise of any Warrants issued under the Registration Statement, will be, when issued and paid for in the manner specified by the Registration Statement and the exhibits thereto, legally issued and binding obligations upon you, subject to the effect of (a) applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or similar laws and court decisions affecting creditors' rights and remedies generally and (b) the application of general principles of equity (whether such enforceability is considered in a proceeding in equity or at law);

                  5. The Warrants to be issued by you will be, when issued and paid for in the manner specified by the Registration Statement and the exhibits thereto, legally issued, fully paid and non-assessable; and

                  6. The information in the Prospectus under the caption "Certain Federal Income Tax Considerations," to the extent that it constitutes matters of law or legal conclusions, is correct with respect to the matters discussed therein.

                  You have informed us that you intend to issue the Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We understand that prior to issuing any Securities you will advise us in writing of the terms thereof, will afford us an opportunity to review the operative documents pursuant to which such Securities are to be issued (including the applicable Prospectus Supplement) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Securities.

                  We hereby consent to the use of our name in connection with this opinion in the Registration Statement on Form S-3 being employed to register the above securities under the Securities Act of 1933.

                                            Very truly yours,

                                            RAY, QUINNEY & NEBEKER

                                            A. Robert Thorup




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